Exhibit 99.1

For Immediate Release

AudioEye, Inc. Agrees to Debt Financing

Paves Way for Client Confidence – Sales Strategy Success

Tucson, Arizona – October 16, 2015 – AudioEye, Inc. (OTCQB: AEYE) (“AudioEye” or the “Company”) today announced that it has entered into a Note and Warrant Purchase Agreement with accredited investors (the “Investors”) for the sale of convertible promissory notes in an aggregate principal amount of up to $3.75 million (the “Notes”) and warrants (the “Warrants”) to purchase up to an aggregate of 37.50 million shares of common stock of the Company (the “Common Stock”).

AudioEye may issue Notes representing up to $2.5 million in aggregate principal, and Warrants exercisable for up to 25.0 million shares of Common Stock in the aggregate on or before November 8, 2015. In addition, upon the election of any Investor on or before October 9, 2018, any Investor may purchase an additional Note in the principal amount equal to 50% of the principal amount of the Notes purchased by such Investor at previous closings (the “Option Principal Amount”) and an additional Warrant with an aggregate exercise price equal to such Investor’s Option Principal Amount. The Notes mature three years from the date of issuance (the “Maturity Date”) and, until the Notes are repaid or converted into shares of the Company’s equity securities (“Equity Securities”), accrue payable-in-kind (“PIK”) interest at the rate of 10% per annum.

The Notes plus accrued interest will be automatically converted into Equity Securities if the Company sells Equity Securities in a single transaction or series of related transactions for cash of at least $2.0 million. At the closing of the Equity Financing, the Notes plus accrued interest will convert into a number of shares of the same class or series of Equity Securities as are issued and sold by the Company at 60% of the price per share at which the Equity Securities are issued and sold in the Equity Financing. The Notes, if not converted, shall be due and payable in full on the Maturity Date. The Notes contain customary events of default provisions. The Company entered into a Security Agreement with the Investors (the “Security Agreement”), pursuant to which the Company granted a security interest in all of its assets to the Investors as collateral for the Company’s obligations under the Notes.

The Warrants are exercisable at $0.10 per share and expire 60 months following the date of issuance. The Warrants are subject to anti-dilution protection, subject to certain customary exceptions. The Company has agreed to use its reasonable best efforts to prepare and file with the SEC a registration statement on or before January 7, 2016 covering the resale by the Investors of any Common Stock previously issued to the Investors, any Common Stock into which the Notes and any convertible promissory notes previously issued to the Investors are convertible and any Common Stock for which the Warrants and any warrants previously issued to the Investors are exercisable.

Additional details of the capital raise are provided in a Form 8-K filing with the Securities and Exchange Commission dated October 16, 2015.

“We are very fortunate to have a group of investors who understand the opportunity of the technology developed by the Company and have full confidence in the Company’s management to successfully execute the strategic business plan and realization of the commercial viability of the technology,” stated Dr. Carr Bettis, Executive Chairman of AudioEye. “This also gives our customers and potential clients the confidence that AudioEye, after its substantial cost restructuring, will be sufficiently capitalized to successfully implement the technology and help them unlock the potential benefits of achieving web access equality and usability for all people with disabilities,” added Dr. Bettis.

About AudioEye, Inc.

Incorporated in 2005, AudioEye provides enhanced web access and usability for its clients’ customers through AudioEye's Ally™ platform. The Ally+ product allows AudioEye's clients to reach more customers, build more brand loyalty, retain more customers and secure more repeat business.

AudioEye’s common stock trades under the symbol “AEYE”. The Company maintains offices in Tucson and Atlanta.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. Forward-looking statements reflect management’s analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For further information, please contact:

David Kovacs

Strategic Consultant

AudioEye, Inc.

(866) 331-5324

or

RJ Falkner & Company, Inc.

Investor Relations Counsel

(830) 693-4400

info@rjfalkner.com